                                                              EXHIBIT 23.2

                     CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Selected Financial Information" and "Experts" in Post-Effective Amendment No. 1 to the Registration Statement and related Prospectus of D.R. Horton, Inc. for the registration of 3,910,000 shares of its common stock and to the incorporation by reference therein of our report dated November 8, 1996, with respect to the consolidated financial statements of D.R. Horton, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1996, filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP

Fort Worth, Texas

March 7, 1997